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                                                                     EXHIBIT 4.2

                         INFORMATION HIGHWAY.COM, INC.

 THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS
      WARRANT ARE TRANSFERABLE ONLY IN ACCORDANCE WITH PARAGRAPH H HEREOF.

           Void after 5:00 P.M., Vancouver Time, on December 1, 2002

               WARRANT TO PURCHASE 100,000 SHARES OF COMMON STOCK

This is to certify that, FOR VALUE RECEIVED, Garry Savage, of 362 North Main Street, Huron, Ohio, 44839, (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Information Highway.com, Inc., a company organized under the laws of the State of Florida, having an office at #185, 10751 Shellbridge Way, Richmond BC Canada V6X 2W8 (the "Company"), the number of shares set forth above (the "Warrant Shares") of the Company's Common Stock, $.001 par value ("Common Stock") at a price of $4.00 per share at any time on or after December 1, 1999 until 5:00 P.M. Vancouver Time, on December 1, 2002. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

A.   EXERCISE OF WARRANT.  Subject to the following conditions precedent
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     this Warrant may be exercised in whole or in part at any time or from time to time on or after December 1, 1999, and before 5:00 P.M. Vancouver Time on December 1, 2002, or, if either such day is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at any office maintained by it in British Columbia, Canada, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder.

B.   RESERVATION OF SHARES.  The Company hereby agrees that at all times
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     there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance of delivery upon exercise of this Warrant.

C.   FRACTIONAL SHARES.  No fractional shares shall be issued upon the
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     exercise of this Warrant.  With respect to any fraction of a share called for upon exercise hereof, the Company shall issue to the Holder the next whole share.

D.   EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.  This Warrant is exchangeable,
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     without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in aggregate the same number of shares of Common Stock purchasable hereunder. The term Warrant as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

E.   RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be
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     entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F.   DEATH OF HOLDER.   In the event of the death of the Holder, the
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     Warrant terminates on the earlier of (I) six months after the date of death of the Holder, or (ii) the expiration date of the Warrant. In such case, the Warrant will be exercisable at any time prior to such termination by the Holder's estate, or by such person or persons who have acquired the right to exercise the Warrant by bequest or by inheritance or by reason of the death of the Holder.

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G.   HOLDING PERIOD.  The Warrant Shares obtained upon exercise of the
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     Warrant may be sold by the Holder only pursuant to the following schedule:

     (a) Up to 25% of the Warrant Shares may be sold during the 90 days following exercise (or partial exercise) of the Warrant;

     (b) Up to 50% of the Warrant Shares may be sold during the 180 days following exercise (or partial exercise) of the Warrant;

     (c) Up to 75% of the Warrant Shares may be sold during the 270 days following exercise (or partial exercise) of the Warrant; and

     (d) All of the Warrant Shares may be sold during the 365 days following exercise of the Warrant.

H.   NON-TRANSFERABILITY OF WARRANTS.   The Warrant may not be sold,
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     pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Warrant, only the Holder or as set forth herein.

I.   STOCK DIVIDENDS, RECLASSIFICATION, REORGANIZATION, ANTI-DILUTION
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     PROVISIONS, ETC. This Warrant is subject to the following further
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     provisions:

     1. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased.

     2. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock, $.001 par value, into stock with a different par value or by changing its outstanding Common Stock with par value to stock without par, the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term successor corporation in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, the holder of this Warrant shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the holder of this Warrant might have purchased immediately prior to such recapitalization or consolidation, merger or conveyance.

     3. Upon the occurrence of each event requiring an adjustment of the Exercise Price and of the number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section F, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section F, and shall prepare a certificate setting forth such adjusted Exercise Price and the adjusted number of Warrant Shares and showing in detail the facts upon which such conclusions are based. The Company shall mail forthwith to each holder of this Warrant a copy of such certificate, and thereafter said certificate shall be conclusive and shall be binding upon such holder unless contested by such holder by written notice to the Company within thirty (30) days after receipt of the certificate by such holder.

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     4.   In case:

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to without limitation, any spin-off, split-off or distribution of the Company's assets; or

          (b) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

          (c) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the Holder, at least twenty (20) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend or distribution of rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend on distribution of rights, or shall be entitled to exchange their shares of Common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the holder of this Warrant to participate in said dividend, distribution of rights, or any such exchange and acquire the kind and amount of cash, securities or other property as the Holder would have been entitled to acquire if it was the record holder of the Warrant Shares which could be obtained upon the exercise of the Warrants immediately before such proceeding or transaction; provided that, the Holder exercises the Warrants within 10 days after discovery that such action or proceeding has taken place.

     5. In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

J.   OFFICER'S CERTIFICATE.  Whenever the Exercise Price shall be adjusted as
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     required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as therein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, the consideration for such shares, determined as provided in such Section F, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the holder.

K.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.  Neither this Warrant,
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     the Warrant Shares, nor any other security issued or issuable upon exercise of this Warrant may be sold or otherwise disposed or except as follows:

     1. to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom the Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Act") with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section H with respect to any resale or other disposition of such securities; or

     2. to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

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L.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and
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     warrants to the holder as follows:

     1. The Company is duly organized and, as of the date of the original issuance hereof, validly existing and in good standing under the laws of the State of Florida.

     2. Warrant Shares, when issued and paid for in accordance with the terms of this Warrant, will be fully paid and not assessable.

     3. This Warrant has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.

                              INFORMATION HIGHWAY.COM, INC.

                                    /s/ John G. Robertson
                              By: ________________________________
                                    John G. Robertson, President
Dated:   December 1, 1999


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                                 PURCHASE FORM
                                TO BE EXECUTED
                           UPON EXERCISE OF WARRANTS



TO:  Information Highway.com, Inc.
     #185, 10751 Shellbridge Way
     Richmond BC Canada V6X 2W8

The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase _____________ Shares of Common Stock, evidenced by the within Warrant Certificate, and herewith makes payment of the purchase price in full.


Dated:
          _________________________________________________________

Name:
          __________________________________________________________

Address:
          __________________________________________________________

Signature:
          __________________________________________________________


UPON EXERCISE OF THIS WARRANT PAYMENT SHOULD BE MADE TO THE ORDER OF INFORMATION HIGHWAY.COM, INC.

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